WICKES INC. REPORTS SECOND QUARTER RESULTS         Exhibit 99

         Company retains Investment Banker, Brown Gibbons Lang & Company


Vernon Hills, IL August 15, 2003 -- Wickes Inc. (NASDAQ:WIKS), a leading distributor of building materials and manufacturer of value-added building components, today reported a second quarter 2003 net loss of $37.7 million, or $4.54 per fully diluted share compared to net income of $2.3 million, or $0.28 per fully diluted share, reported for the second quarter 2002. The second quarter 2003 net loss includes a non-cash deferred tax asset valuation allowance charge of $29.6 million offset by a $5.1 million tax benefit, or $2.95 per fully diluted share, and store closing and other charges of $3.7 million, or $0.45 per fully diluted share.

Sales of $127.6 million for the second quarter 2003 compared to $160.5 million reported in the second quarter of 2002. The second quarter 2002 figure includes $21.9 million in sales at centers sold or closed prior to second quarter 2003. The Company's same store sales trend improved over the course of the quarter, from a 14.1 percent decline in April, to an 8.1 percent decline in May and to a
3.9 percent decline in June.

In the fourth quarter of 2002, the Company sold thirty-one sales and distribution centers and four component plants to Lanoga Corporation. The results of these operations have been reclassified as discontinued operations for the three and six month periods ended June 28, 2002, including sales of $74.1 million for the second quarter of 2002 and sales of $124.5 million for the first half of 2002. In addition, the Company has sold or closed eight other sales and distribution centers since the second quarter of 2002. Currently, the Company operates 52 sales and distribution facilities compared to 60 sales and distribution facilities included in the 2002 financial statement presentation.

Commenting on the quarter, Jim O'Grady, Wickes newly appointed President and Chief Executive Officer, said, "This business is all about customer service delivering building materials on-time and complete at the lowest cost possible.

We have worked extremely hard to reduce operating and overhead costs to make sure we are spending at a level which is consistent with our current sales volume. As a result, the second quarter includes the impact of many costs incurred to provide permanent reductions in expense and a lower operating structure for the rest of the year. Sales growth is also an important objective as management has worked to reorganize and streamline our operating structure. The sales trend during our second quarter is an important positive sign and July has continued to improve as well. We are at a turning point whereby we can become a low cost supplier poised to aggressively pursue growth in sales and operating profitability. Wickes has consistently benefited from hard working employees, customers who are some of the smartest builders in the industry and vendors who have shown steadfast loyalty. I am grateful for the enthusiastic support of everyone involved in this Company and I feel very strongly that everyone's continued support in executing our plan will be worth the effort."

Jim Hopwood, Wickes Chief Financial Officer, added "Management has worked through many of the issues resulting from both our recent leadership changes and aggressive store count reductions. We are now instituting and executing a series of plans and actions designed to improve the Company's operating results and cash flows and to strengthen the Company's financial position. These include headcount reductions at headquarters, targeted reductions in operating expenses and optimization of the Company's real estate portfolio. We are also working to secure capital through the sale of additional equity, through borrowings, or through an exchange or restructuring of the Company's existing debt obligations. The Company has continued to have senior lender support throughout this transition period. Equally important, we are sensitive to investor and employee concerns and we are therefore pleased to have retained the investment banking firm of Brown, Gibbons, Lang & Company to assist us in our efforts to recapitalize Wickes for longer term stability and growth."

Gross profit of $25.6 million for the second quarter 2003 or 20.1 percent of sales compared to $34.3 million or 21.4 percent of sales reported for the second quarter of 2002. The decline as a percent of sales was the result of changes in purchasing methods, management's efforts to reduce inventory levels as well as commodity price volatility and competitive pricing issues.

Selling, general and administrative expenses of $30.0 million or 23.5 percent of sales for the second quarter 2003 compared to $30.8 million or 19.2 percent of sales reported for the second quarter of 2002 . Store closing and severance costs increased to $3.7 million from the $0.8 million reported for the second quarter of 2002. In addition, other income for the second quarter of 2002 included $1.3 million in gains on the sale of real estate which were not repeated in the second quarter of 2003.

As a result, the company reported a second quarter 2003 loss from continuing operations before interest and taxes of $9.2 million compared to a $3.1 million income from continuing operations before interest and taxes reported for the second quarter of 2002.

About the Company
-----------------

Wickes Inc. is a leading distributor of building materials and manufacturer of value-added building components in the United States, serving primarily building and remodeling professionals. The Company distributes materials nationally and internationally, operating building centers in the Midwest, Northeast and South. The Company's building component manufacturing facilities produce value-added products such as roof trusses, floor systems, framed wall panels, pre-hung door units and window assemblies. Wickes Inc.'s web site, www.wickes.com, offers a full range of valuable services about the building materials and construction industry.

Safe Harbor Statement
---------------------

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company's ability to control. The Company cautions shareholders and prospective investors that the following factors may cause actual results to differ materially from those indicated by the forward-looking statements: costs of materials sold; changes in selling prices; competition within the building materials supply industry; the effects of economic conditions; as well as other factors set forth in the Company's Form 10-K and other documents, which are on file with the Securities and Exchange Commission.

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. Under certain scenarios, the Company may not generate sufficient cash from operations to pay the principal amount of its senior subordinated notes when due on December 15, 2003. Therefore the Company will seek to secure such funds through the sale of additional equity, through borrowings or through an exchange or restructuring of the Company`s existing debt obligations. There is no assurance that the Company will be able to obtain the necessary funds or whether such funds can be obtained on terms acceptable to the Company, which raises doubts about the Company`s ability to continue as a going concern.

                          WICKES INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               June 28, 2003, December 28, 2002 and June 29, 2002
                        (in thousands except share data)
                                   (UNAUDITED)


                                                                               June 28,   December 28,        June 29,
                                                                                 2003         2002              2002
                                                                               --------      --------        --------
                                     ASSETS

Current assets:
    Cash                                                                      $      30     $      40       $     161
    Accounts receivable, less allowance for doubtful
       accounts of $1,854 in June 2003, $1,919 in December 2002
       and $1,403 in June 2002                                                   55,426        56,094          62,486
    Note receivable from affiliate                                                    -             -             425
    Inventory, net                                                               52,918        50,170          62,292
    Deferred tax assets                                                               -         5,720           8,457
    Prepaid expenses and other assets                                             7,361         5,619           5,934
    Assets of discontinued operations                                                 -             -          58,478
                                                                               --------      --------        --------
        Total current assets                                                    115,735       117,643         198,233
                                                                               --------      --------        --------

Property, plant and equipment, net                                               35,417        37,971          42,472
Trademark                                                                             -             -           5,856

Deferred tax assets                                                                   -        13,775          16,344
Rental equipment (net of accumulated depreciation of $1,465 in June
      2003, $1,475 in December 2002 and $1,587 in June 2002)                        774         1,021           1,250
Goodwill                                                                              -             -          12,229
Other assets (net of accumulated amortization of $6,446 in June
     2003, $5,911 in 2002, and $5,357 in June 2002)                               6,020         3,577           4,783
Assets of discontinued operations                                                     -             -          11,989
                                                                               --------      --------        --------
        Total assets                                                          $ 157,946     $ 173,987       $ 293,156
                                                                               ========      ========        ========

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
    Current maturities of long-term debt                                      $  22,998     $  28,107       $  10,096
    Accounts payable                                                             30,134        23,824          34,062
    Accrued liabilities                                                          12,392        16,256          12,174
    Liabilities of discontinued operations                                            -             -          23,766
                                                                               --------      --------        --------
      Total current liabilities                                                  65,524        68,187          80,098
                                                                               --------      --------        --------

Long-term debt, less current maturities                                          99,539        67,363         184,391
Other long-term liabilities                                                       2,310         2,407           2,587
Liabilities of discontinued operations                                                -             -             680

Stockholders' equity:
    Common stock, $0.01 par (8,307,984 at June 2003 and December 2002,
        and 8,288,845 shares at June 2002 issued and outstanding)                    83            83              83
    Additional paid-in capital                                                   87,173        87,173          87,155
    Accumulated deficit                                                         (96,683)      (51,226)        (61,838)
                                                                               --------      --------        --------
     Total stockholders' (deficit) equity                                        (9,427)       36,030          25,400
                                                                               --------      --------        --------
     Total liabilties and stockholders' (deficit) equity                      $ 157,946     $ 173,987       $ 293,156
                                                                               ========      ========        ========


                          WICKES INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (in thousands except share and per share data)


                                                                                     Three Months Ended     Six Months Ended
                                                                                      ------------------    ------------------
                                                                                    June 28,   June 29,   June 28,    June 29,
                                                                                     2003       2002       2003        2002
                                                                                   ---------   --------   --------   ---------

Net sales                                                                         $  127,605  $ 160,546  $ 228,654  $  295,940
Cost of sales                                                                        101,962    126,268    182,436     234,057
                                                                                   ---------   --------   --------   ---------

    Gross profit                                                                      25,643    34,278      46,218      61,883
                                                                                   ---------   --------   --------   ---------

Selling, general and administrative expenses                                          30,005     30,765     58,365      58,947
Depreciation                                                                             969      1,064      1,934       2,283
Provision for doubtful accounts                                                          259        320        438         766
Store closing costs and other charges                                                  3,709        785      5,015       1,747
Other operating income                                                                  (117)    (1,784)    (1,284)     (2,212)
                                                                                   ---------   --------   --------   ---------
                                                                                      34,825     31,150     64,468      61,531
                                                                                   ---------   --------   --------   ---------
    (Loss) income from continuing operations before inte                              (9,182)     3,128    (18,250)        352

Interest expense                                                                       3,673      4,115      7,131       8,491
                                                                                   ---------   --------   --------   ---------
    Loss from continuing operations before income taxes                              (12,855)      (987)   (25,381)     (8,139)

Income tax expense (benefit)                                                          24,491       (225)    19,691      (2,909)
                                                                                   ---------   --------   --------   ---------
    Loss from continuing operations                                                  (37,346)      (762)   (45,072)     (5,230)

(Loss) income from discontinued operations, net of taxes of $2,004 and
   $2,419 for the three and six months ended in 2002                                    (385)     3,102       (385)      3,745
                                                                                   ---------   --------   --------   ---------

Net (loss) income                                                                 $  (37,731) $   2,340  $ (45,457) $  (1,485)
                                                                                   =========   ========    ========  =========

Loss from continuing operations per common share-basic and diluted                $   (4.50)  $   (0.09)  $  (5.43) $   (0.63)
                                                                                   =========   ========    ========  =========

(Loss) income from discontinued operations per common share-basic and diluted     $   (0.04)  $    0.37   $  (0.04) $    0.45
                                                                                   =========   ========    ========  =========

Net (loss) income per common share-basic and diluted                              $   (4.54)  $    0.28   $  (5.47) $   (0.18)
                                                                                   =========   ========    ========  =========

Weighted average common shares-basic                                              8,307,984   8,288,761  8,307,984  8,286,837
                                                                                  =========   =========  =========  =========

Weighted average common shares-diluted                                            8,307,984   8,459,051  8,307,984  8,402,471
                                                                                  =========   =========  =========  =========
